UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2011

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 409-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 10, 2011, Ladenburg Thalmann Financial Services Inc. (the "Company") filed a Current Report on Form 8–K (the "Original Report") to report the voting results of the Company’s Annual Meeting of Shareholders held on November 10, 2011 (the "Annual Meeting") including, among other matters, the results of the advisory (non–binding) votes of its shareholders regarding the frequency of conducting an advisory vote on the compensation of the Company’s named executive officers (the "Say–on–Pay Vote"). This Form 8–K/A is being filed as an amendment to the Original Report solely to disclose the decision of the Board of Directors of the Company (the "Board") as to how frequently the Company will conduct an advisory vote on the compensation of the Company’s named executive officers. Except for the foregoing, this Form 8-K/A does not modify or update any other disclosure contained in the Original Report and this Form 8-K/A should be read in conjunction with the Original Report.

In accordance with its prior recommendation that the Say-on-Pay Vote occur every year and the shareholder voting results at the Annual Meeting, in which every year received a plurality of the votes cast, the Board has determined that future advisory (non-binding) Say-on-Pay Votes will occur every year until the next advisory vote regarding frequency.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

December 20, 2011	By:	/s/ Brett H. Kaufman

Name: Brett H. Kaufman
Title: Senior Vice President and Chief Financial Officer